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                                                                      EXHIBIT 11

                            CKE RESTAURANTS, INC.
                      CALCULATION OF EARNINGS PER SHARE
                   (In Thousands Except Per Share Amounts)

                                                              Twelve Weeks Ended            Twenty-eight Weeks Ended
                                                         ---------------------------      ----------------------------
                                                         August 15,       August 9,       August 15,         August 9,
                                                            1994             1993            1994               1993
                                                         ----------       ----------      ----------         ---------
PRIMARY EARNINGS PER SHARE
- --------------------------

    Net income                                             $   864          $ 2,359          $ 1,520          $ 2,517
                                                           =======          =======          =======          =======
    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                              18,759           18,023           18,677           17,920

       Pro-Rata Shares:
           Exercise of stock options                            20               --               79               29
           Repurchase and retirement of shares                  (2)              (1)              (1)              --
           Dilutive effect of outstanding
              stock options                                     56              133              134              171
                                                           -------          -------          -------          -------

                                                            18,833           18,155           18,889           18,120
                                                           =======          =======          =======          =======

                  Primary earnings per share               $   .05          $   .13          $   .08          $   .14
                                                           =======          =======          =======          =======

FULLY DILUTED EARNINGS PER SHARE
- --------------------------------

    Net income                                             $   864          $ 2,359          $ 1,520          $ 2,517
                                                           =======          =======          =======          =======
    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                              18,759           18,023           18,677           17,920

       Pro-Rata Shares:
           Exercise of stock options                            20               --               79               29
           Repurchase and retirement of shares                  (2)              (1)              (1)              --
           Dilutive effect of outstanding
              stock options                                     56              135              134              171
                                                           -------          -------          -------          -------

                                                            18,833           18,157           18,889           18,120
                                                           =======          =======          =======          =======

                  Fully diluted earnings per share         $   .05          $   .13          $   .08          $   .14
                                                           =======          =======          =======          =======
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